Exhibit 99.(l)(1)

CONSENT OF COUNSEL

We consent to the reference to our Firm under the heading “Legal Matters” in Pre-Effective Amendment No. 1 to the Registration Statement on Form N-2 of Brookfield Real Assets Income Fund Inc. as filed with the Securities and Exchange Commission on or about April 20, 2021.

/s/ Paul Hastings LLP

PAUL HASTINGS LLP

New York, New York

April 20, 2021